Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-220046 on Form S-11 (Supplement No. 16) of our report dated March 26, 2021, relating to the financial statements of Hines Global Income Trust, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Houston, Texas
April 7, 2021